UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

Medical Imaging Corp.

(Exact name of registrant as specified in charter)

NEVADA	333-1364363	98-0493698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 N. Rainbow Blvd. #2494 Las Vegas, Nevada	89107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (877) 331-3444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Medical Imaging Corp. (the “Company”) was held on August 25, 2015.

The Company’s stockholders voted on two proposals as follows: to elect Company directors for the ensuing year (Proposal 1); and to ratify the selection by the Company’s Board of Directors of KLJ & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 2).

All nominees for election to the Board as Directors were elected to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or until such director’s earlier death, resignation or removal. The stockholders ratified Proposal 2. The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each Proposal is set forth below.

Proposal 1	Shares For	Shares Withheld	Broker Non-Votes

Mitchel Geisler	16,072,220	520,901	0
Richard Jagodnik	16,072,220	520.901	0

	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes

Proposal 2	17,703,910	0	166,667	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medical Imaging Corp.

Dated: August 31, 2015	By:	/s/ Mitchell Geisler
Name: Mitchell Geisler
Title: Chief Executive Officer